                                                                    Exhibit 99.1

                                                           FOR IMMEDIATE RELEASE



Contact:          Andrea Steller
                  Phone:  650-802-7740
                  E-mail: asteller@cic.com




                    CIC APPOINTS CHIEF FINANCIAL OFFICER AND
                       CONCURRENTLY ENGAGES NEW AUDIT FIRM


Redwood Shores, CA, December 14, 1999 - (Nasdaq: CICI) Communication Intelligence Corporation (CIC) announced today that Marjorie L. Bailey, CPA has been named as the Company's Vice President of Finance and Chief Financial Officer. The Company also announced that it has retained Stonefield Josephson Accountancy Corporation as their independent auditors.

The appointment of Ms. Bailey follows an extensive search focused on locating a candidate with the technical abilities, capital market expertise, communication and leadership skills that will strengthen and complement the current management team. As an experienced Chief Financial Officer, Ms. Bailey brings a wealth of experience to the team. This includes SEC reporting experience and the proven ability to manage, build and maintain an effective finance department and the skills that a Chief Financial Officer of a public company needs to communicate effectively with existing and prospective investors.

Guido DiGregorio, CEO stated, "I am pleased that Marjorie has decided to join CIC. Filling of the CFO position represents another planned step in CIC's reorganization that commenced approximately two years ago when I took over as the Company's President. I am confident that Marjorie's skill set will prove invaluable towards achieving our financial objectives and effectively communicating that progress to the financial community."

CIC's reorganization was accompanied by the implementation of a business strategy that focused on four market segments: (1) accelerate sales growth through original equipment manufacturers (OEM's), primarily handheld organizers and cellular Smartphone manufacturers; (2) accelerate the sale of aftermarket consumer software offerings over the internet via the Company's web site and selected on-line resellers; (3) establish sustainable sales growth with enterprises by leveraging CIC technologies including digital signature capture and verification for both corporate security and e-commerce applications; and (4) leverage the company's China joint venture to establish and accelerate sale of its Chinese handwriting and other software products to OEM's and enterprises in the growing PRC market.

This strategy has resulted in consistent progress toward CIC's overall goal of positioning strategically in the right market segments with the right partners to achieve accelerated and sustained earnings growth. Most recently, the Company's progress has been evidenced by the completion of key licensing agreements with major OEM's including: National Semiconductor for a wireless internet appliance called the WebPad, and Ericsson to bundle CIC's core technologies on Ericsson's new smart phone offerings, the first of which is the R380. Additionally, CIC has recently announced a new version of Sign-It -TM- that extends the full functionality of CIC's e-signature solutions to corporate and enterprise users of Palm connected organizers. This year CIC has also introduced WordComplete -TM-, RecoEcho -TM-, Sign-On -TM- and InkSnap -TM-, four new consumer software solutions targeted at the growing community of nearly 5 million installed users of Palm connected organizers.

CIC's domestic progress has been supplemented by the progress of Communication Intelligence Computer Corporation (CICC), a 90% owned Chinese joint venture. CICC has recently announced the licensing of its Chinese Handwriting Recognition System 2000 to Wacom for Wacom's Chinese market tablet offering. CICC has also licensed its PenTools -TM- product to HiSense Software Co. for integration into HiSense's office automation system offering.

ABOUT CIC

Communication Intelligence Corporation (CIC) is the leading supplier of pen-based software solutions. The Company's core software technologies include multilingual handwriting recognition systems, dynamic signature verification, ink compression, and operating system extensions that enable pen input. CIC's products are designed to increase the ease of use, functionality, and security of mobile electronic devices ranging from handheld companions to cellular phones. Key licensees of the Company's technologies include Ericsson, Fujitsu, Hitachi, Microsoft, Mitsubishi, National Semiconductor, and Nortel. CIC is headquartered in Redwood Shores, California and has a joint venture, CICC, in Nanjing, China. For more information about CIC and its products please visit our website at www.cic.com.

Certain statements contained in this press release, including without limitation, statements containing the words "believes", "anticipates", "hopes", intends", "expects", and other words of similar import, constitute "forward looking" statements within the meaning of the Private Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors which may cause actual events to differ materially from expectations. Such factors include the following (1) technological, engineering, quality control or other circumstances which could delay the sale or shipment of products; (2) economic, business, market and competitive conditions in the software industry and technological innovations which could affect the Company's business; (3) the Company's inability to protect its trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others or prevent others from infringing on the proprietary rights of the Company; and (4) general economic and business conditions and the availability of sufficient financing.

CIC, its logo, and Jot are registered trademarks of Communication Intelligence. Sign-it is a trademark of CIC. All other trademarks are properties of their respective owners.